UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Citigroup Inc. (Citi), dated March 11, 2020, furnished to shareholders of Citi in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 30, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location of Annual Meeting of Stockholders To Be Held on April 21, 2020

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Dear Stockholder:

Due to the escalating nature of the Coronavirus or COVID-19 and in light of recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Citigroup Inc., to be held on April 21, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time), has been changed to a virtual meeting format only, instead of holding an in-person meeting in Houston, Texas.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING:

As described in the proxy materials for the Annual Meeting, stockholders of record as of February 24, 2020, the record date, are entitled to participate in the Annual Meeting. To attend and participate in the Virtual Annual Meeting, stockholders of record will need to visit www.virtualshareholdermeeting.com/CITI2020 and use their 16-digit Control Number provided in the Notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one stockholder per 16-digit Control Number can access the meeting. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the virtual meeting. We would encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/CITI2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting

By order of the Board of Directors,

Rohan Weerasinghe
Corporate Secretary
March 30, 2020

Access to the Annual Meeting on April 21, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) is available at
www.virtualshareholdermeeting.com/CITI2020. Citi’s 2019 Annual Report and 2020 Proxy Statement are available at
https://www.citigroup.com/citi/investor/corporate_governance.html. Additionally, you may access our proxy materials at www.proxyvote.com,